UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

KUSTOM ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6366 College Blvd., Overland Park, KS 66211

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KUST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 22, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Kustom Entertainment, Inc. (the “Company”) approved certain compensatory arrangements for the Company’s executive officers and members of the Board of Directors.

The Committee set the annual base salaries of Stanton E. Ross, President and Chief Executive Officer of the Company, Peng Han, Chief Operating Officer and Thomas J. Heckman, Chief Financial Officer, Treasurer, and Secretary at $200,000 for Mr. Ross and Mr. Han and $90,000 for Mr. Heckman for the 2026 fiscal year.

The Committee determined that Mr. Ross, Mr. Han and Mr. Heckman will each be eligible for bonuses of up to a total of $250,000 for 2026 based on individual performance during the year. The Committee will review each executive officer’s performance on a periodic basis during 2026 and determine what if any portion of such bonus has been earned and will be paid as of such time.

The Committee also approved the issuance of options to acquire shares of the Company’s common stock, par value $0.001 (the “Common Stock”), under the Company’s 2022 Stock Option and Restricted Stock Plan, as amended (the “Plan”). Mr. Ross was granted options to acquire 58,333 shares of Common Stock and Mr. Han and Mr. Heckman were each granted options to acquire 22,500 shares of Common Stock subject to the effectiveness of a Form S-8 Registration Statement registering awards under the Plan. The exercise price for such options is $2.04 per share which was the closing price of the Common Stock on the Nasdaq Capital Market on January 22, 2026. One hundred percent of the options awarded to these executive officers will vest on January 22, 2027, provided each individual remains an officer of the Company on such date.

The Committee also approved the issuance of options to members of the Board of Directors under the Plan. Leroy C Richie was granted options to acquire 5,000 shares of Common Stock, and Duke Daughtery and Charles Anderson were each granted options to acquire 3,333 shares of Common Stock subject to the effectiveness of a Form S-8 Registration Statement. The exercise price for all such options is $2.04 per share which was the closing price of the Common Stock on January 22, 2026. One hundred percent of each director’s option award will vest on January 22, 2027, provided the individual remains a director on such dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2026

Kustom Entertainment, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer